JOINT FILING AGREEMENT

         WHEREAS, the statement or amended statement on Schedule 13D with respect to the common stock, no par value, of SonomaWest Holdings, Inc. to which this agreement is an exhibit (the "Joint Statement") is being filed on behalf of the undersigned persons (collectively the "Filing Persons"); and

         WHEREAS, the Filing Persons prefer to file the Joint Statement on behalf of all of the Filing Persons rather than individual statements on
Schedule 13D on behalf of each of the Filing Persons;

         NOW, THEREFORE, the undersigned hereby agree as follows with each of the other Filing Persons:

         1. Each of the Filing Persons is individually eligible to use the Joint Statement;

         2. Each of the Filing Persons is responsible for the timely filing of the Joint Statement and any amendments thereto.

         3. Each of the Filing Persons is responsible for the completeness and accuracy of the information concerning such person contained in the Joint Statement.

         4. None of the Filing Persons is responsible for the completeness or accuracy of the information concerning the other Filing Persons contained in the Joint Statement; unless such person knows or has reason to believe that such information is inaccurate.

         5. The undersigned agree that the Joint Statement is, and any amendment thereto will be, filed on behalf of each of the Filing Persons.

         This agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         In addition, each party authorizes Craig R. Stapleton, Walker R. Stapleton or Benjamin F. Stapleton IV to file on such party's behalf as his attorney-in-fact any and all amendments to the Joint Statement.



Dated:  April 27, 2005

/s/ Craig R. Stapleton                  Harmes C. Fishback Foundation
----------------------------
Craig R. Stapleton
                                        /s/Katharine H. Stapleton
                                        Katharine H. Stapleton, Trustee

/s/Dorothy W. Stapleton                 /s/ Charles T. Schulze
----------------------------            ------------------------------
Dorothy W. Stapleton                    Charles T. Schulze

/s/ Walker R. Stapleton                 /s/ Peter B. Schulze
----------------------------            ------------------------------
Walker R. Stapleton                     Peter B. Schulze

/s/ Wendy S. Reyes                      /s/ Karen G. Schulze
----------------------------            ------------------------------
Wendy S. Reyes, Trustee                 Karen G. Schulze
Separate Property Trust

/s/ Benjamin F. Stapleton IV            /s/ Peter B. Schulze
----------------------------            ------------------------------
Benjamin F. Stapleton IV                Peter B. Schulze, Custodian for Isaiah
                                        Schulze, UGMA

/s/ Craig R. Stapleton                  /s/ Charles T. Schulze
----------------------------            ------------------------------
Craig R. Stapleton,                     Charles T. Schulze, Trustee
Trustee of Trust FBO                    Trustee of Trust FBO Elias Schulze
Benjamin F. Stapleton IV

/s/ Sarah F. Stapleton                  /s/ Craig R. Stapleton
----------------------------            ------------------------------
Sarah F. Stapleton                      Craig R. Stapleton, Trustee
                                        Trustee of Trust FBO Isaiah Schulze

/s/ Craig R. Stapleton                  /s/ Craig R Stapleton
----------------------------            ------------------------------
Craig R. Stapleton                      Craig R. Stapleton, Trustee
Trustee of Trust FBO                    Trustee of Trust FBO Eliana Joy Schulze
Sarah F. Stapleton

/s/ Craig R. Stapleton
----------------------------
Craig R. Stapleton,
Trustee of Trust FBO
Katharine Stapleton

/s/ Katharine H. Stapleton
----------------------------
Katharine H. Stapleton,
Custodian for Karina Stapleton UGMA